SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d)
                  OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)              August 15, 2003

                           CENTURY REALTY TRUST
______________________________________________________________________________
             (Exact Name of Registrant as Specified in Charter)

          Indiana                          0-7716            35-1284316
_________________________________      ________________    ___________________
(State or Other Jurisdiction of         (Commission        (IRS Employer or
        Incorporation)                    File Number)      Identification No.)



823 Chamber of Commerce Building, Indianapolis, Indiana         46204
______________________________________________________________________________
(Address of Principal Executive Offices)                      (Zip Code)


(Registrant's Telephone Number, Including Area Code)        (317) 632-5467
______________________________________________________________________________



      Not Applicable
______________________________________________________________________________
          (Former Name or Former Address if Changed Since Last Report




       Item 12.  Results of Operations and Financial Condition.

        This Current Report on Form 8-K is for the purpose of furnishing to the commission, without filing, the press release dated August 15, 2003, that announced earnings by Century Realty Trust for the three months and six months ended June 30, 2003. The text of that press release is set forth in
Exhibit 99.32 hereto.


Item 7.  Financial Statements and Exhibits.

         (c) Exhibits.


         Exhibit No.                     Description
         ___________                     ___________

         99.32                           Press Release dated August 15, 2003






                           CENTURY REALTY TRUST

                                  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      CENTURY REALTY TRUST




August 18, 2003                       By: /s/ John I. Bradshaw, Jr.
_______________                          _______________________________
    Date                                  John I. Bradshaw, Jr.
                                          President and Treasurer
                                          Chief Executive Officer




PRESS RELEASE                                                  EXHIBIT 99.32

CENTURY REALTY TRUST
320 N. Meridian St., Suite 823, Indianapolis, IN 46204
Contact:	John I. Bradshaw, Jr.
Phone:	        (317) 632-5467
FAX:		(317) 685-1588

FOR IMMEDIATE RELEASE

CENTURY REALTY TRUST ANNOUNCES EARNINGS

	Century Realty Trust today reported consolidated net income for the six months ended June 30, 2003, of $59,582 or $.03 per share, and funds from operations of $896,719 or $0.51 per share, on gross revenue of $6,022,399. For the same period a year ago, the Trust reported net income of $522,289, or $0.30 per share and funds from operations of $1,395,218, or $0.80 per share, on gross revenue of $6,482,934. Neither period included gain from the sale of property. Per share amounts are both basic and diluted.

	For the second quarter ended June 30, 2003, consolidated net income was $8,006, less than one-half cent per share, and funds from operations was $426,646, or $0.24 per share on gross revenue of $2,999,932. For the same quarter of 2002, the Trust reported net income of $288,529, or $0.16 per share and funds from operations of $725,582, or $0.41 per share on gross revenue of $3,238,846. Per share amounts are both basic and diluted.

	The declines in gross revenue, funds from operations and net income for the quarter and six months ended June 30, 2003 from the comparable period a year ago resulted primarily from a decline in apartment occupancy. Economic occupancy of the Trust's apartments, which account for 94% of its gross operating income, averaged 82.4% and 82.8% during the second quarter and first half of 2003, respectively, down from an average of 89.9% and 89.8% during the comparable periods of 2002. Management attributes the lower current occupancy to the loss of many apartment residents who have opted to become home owners due to attractive mortgage interest rates, and to relatively high unemployment that has limited the number of prospective apartment residents.

	Real estate industry analysts generally consider "Funds from Operations" to be an appropriate measure of performance of an equity REIT. Funds from operations is defined as income before gains (losses) on investments and extraordinary items adjusted for certain non-cash items, primarily provisions for depreciation. Funds from operations does not represent cash flow from operations, and should not be considered an alternative to net income as a measure of operating performance.
In addition, comparability to other companies that report funds from operations is not recommended due to differences in the definitions and methods of calculation used by various companies. For purposes of computing the per share amounts, the minority interest in funds from operations provided by consolidated partnership-owned properties is excluded.
Following is a reconciliation of net income to funds from operations:

                                 Three Months Ended       Six Months Ended
                                       June 30,               June 30,
                               _____________________   ______________________
                                  2003        2002        2003       2002
                               _________   _________   _________  ___________
Net Income                     $  8,006    $288,529    $ 59,582   $  522,289
Plus Depreciation               439,363     462,073     878,727      924,127
Less Minority interest
   portion of depreciation      (18,781)    (22,756)    (37,690)     (46,668)
Less Depreciation, other than
  investment properties          (1,942)     (2,264)     (3,900)      (4,530)
Funds from operations          _________   _________   _________  ___________
  allocable to the Trust       $426,646    $725,582    $896,719   $1,395,218

	Income for quarters and six months ended June 30, 2003 and 2002 was not reduced by federal income tax because the Trust is treated as a Real Estate Investment Trust, and distributed all of its otherwise taxable income to its shareholders.

  	The average number of outstanding shares of the Trust for the six months ended June 30, 2003 and 2002 was 1,768,332 and 1,753,354, respectively, At June 30, 2003, the Trust had total assets of $47,010,898 and shareholders' equity of $9,397,465.
At June 30, 2002, the Trust had total assets of $46,958,426 and shareholders' equity of $9,670,202.

Indianapolis, IN., August 15, 2003